Exhibit 99.1

FOR IMMEDIATE RELEASE
Press Release

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Announces termination of Wolfspeed and Infineon sale transaction
Wolfspeed to be reintegrated into Cree

DURHAM, N.C., Feb. 16, 2017 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced that it will terminate the definitive agreement to sell its Wolfspeed Power and RF division (“Wolfspeed”), which includes the silicon carbide substrate business for power, RF and gemstone applications, to Infineon Technologies AG (FSE: IFX / OTCQX: IFNNY). Cree and Infineon have been unable to identify alternatives which would address the national security concerns of the Committee on Foreign Investment in the United States (CFIUS), and as a result, the proposed transaction will be terminated.

“We are disappointed that the Wolfspeed sale to Infineon could not be completed,” stated Chuck Swoboda, Cree chairman and CEO. “In light of this development, we are going to shift our focus back to growing the Wolfspeed business. The Wolfspeed business has performed well this year as our customers have further realized the value of our unique technology and is on a great path as a part of Cree. The strength of our balance sheet and improving operating cash flow gives us the ability to invest in Wolfspeed, while continuing to pursue our LED and Lighting growth plans. We believe investing to grow all three businesses will create the most value for our shareholders.”

Chuck Swoboda added: “I thank Dr. Ploss and the rest of the Infineon team for the significant amount of time and commitment they invested trying to successfully complete the transaction.”

The termination of this transaction with Infineon will trigger a termination fee of $12.5 million being paid to Cree. As a result of the transaction termination and Cree’s decision to focus on running the Wolfspeed business, Wolfspeed will now be reported as a separate segment of Cree’s continuing operations.

The Company will provide a complete review of its fiscal 2017 third quarter results and fourth quarter outlook on its regularly scheduled financial results call on April 25th at 5:00 p.m. Eastern time.

About Cree, Inc.

Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications. Cree believes in better light experiences and is delivering new innovative LED technology that transforms the way people experience light through high-quality interior and exterior LED lighting solutions.

Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree’s products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future operating results of the Wolfspeed business as a part of Cree and its long term prospects. Actual results could differ materially due to a number of factors, including potential business uncertainty, such as changes to existing business, customer or supplier relationships that could be impacted by the Infineon transaction not being consummated that could affect Cree’s or Wolfspeed’s financial performance; risks of adverse impact on operations or financial performance in connection with Wolfspeed because the proposed sale to Infineon transaction will not close; ongoing uncertainty in global economic conditions; risks associated with acquisitions, divestitures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2016, and subsequent reports filed with the SEC. These forward-looking statements represent Cree’s judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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